EXHIBIT 4(Z)

                              REMARKETING AGREEMENT

                  REMARKETING AGREEMENT, dated as of __________, _____ (the "Remarketing Agreement") by and among FPL Group, Inc., a Florida corporation (the "Company"), FPL Group Capital Inc, a Florida corporation and a wholly-owned subsidiary of the Company ("FPL Group Capital"), and ______________ not individually but solely as purchase contract agent, trustee and attorney-in-fact of the holders of Purchase Contracts ("Purchase Contract Agent"), and _____________________________, ____________________ as remarketing agent (the
"Remarketing Agent").

                                   WITNESSETH:

                  WHEREAS, the Company will issue $___________ aggregate Stated Amount of its Securities (the "Securities") under the Purchase Contract Agreement, dated as of ________, ____ (the "Purchase Contract Agreement"), by and between the Purchase Contract Agent and the Company; and

                  WHEREAS, the Securities will initially consist of ___________ units referred to as "Type A Securities," each such security consisting of a ___ Debenture, Series __due ____________ issued concurrently by FPL Group Capital in the principal amount of $______ (a "Debenture") and a Purchase Contract issued by the Company ("Purchase Contract") pursuant to the Purchase Contract Agreement and _________ units referred to as "Type B Securities," each such security consisting of certain U.S. Treasury Securities and a Purchase Contract.

                  WHEREAS, the Debentures will be pledged pursuant to the Pledge Agreement (the "Pledge Agreement"), dated as of ________, ____, by and between the Company, ________________________, as Collateral Agent, Securities Intermediary and Custodial Agent (the "Collateral Agent") and the Purchase Contract Agent, to secure a Type A Security holder's obligations to purchase common stock of the Company under the related Purchase Contract on the Purchase Contract Settlement Date; and

                  WHEREAS, the Debentures of such holders electing to have their Debentures that are not pledged pursuant to the Pledge Agreement remarketed, or of such Type A Security holders who have elected not to settle the Purchase Contracts related to their Type A Security from the proceeds of a Cash Settlement and who have not early settled their Purchase Contracts, by the Remarketing Agent, will be remarketed on the third Business Day immediately preceding the Purchase Contract Settlement Date; and

                  WHEREAS, the applicable interest rate on the Debentures that remain outstanding on and after the Purchase Contract Settlement Date will be reset, on the third Business Day immediately preceding the Purchase Contract Settlement Date, to the Reset Rate to be determined by the Reset Agent (as defined herein) as the rate that such Debentures should bear in order to have an approximate market value of ___% of the aggregate principal amount of the Debentures on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that in the determination of such Reset Rate, the Company and FPL

Group Capital may limit the Reset Spread (a component of the Reset Rate) to be no higher than ___ basis points (__%); and

                  WHEREAS, the Company has requested __________________________ ______________________________ ("_____________") to act as the Reset Agent and
______________________ as the Remarketing Agent and in such capacities to perform the services described herein; and

                  WHEREAS, _____________ is willing to act as Reset Agent and Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

                  NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Purchase Contract Agreement or, if not therein stated, the Pledge Agreement.

                  Section 2. Appointment and Obligations of Reset Agent and Remarketing Agent. The Company and FPL Group Capital hereby appoint (a) _______________, and ________________ hereby accepts such appointment, as the Reset Agent to determine, in consultation with the Company and FPL Group Capital and in the manner provided for in the Officer's Certificate establishing the terms of the Debentures and the Indenture, the Reset Rate, that in the opinion of the Reset Agent, will, when applied to the Debentures, enable the Debentures to have an approximate market value of approximately ___% of the aggregate principal amount of such Debentures on the third Business Day immediately preceding the Purchase Contract Settlement Date, provided that the Company and FPL Group Capital may limit such Reset Rate to be no higher than the rate on the
___ Benchmark Treasury plus ___ basis points (___%), and (b) ____________, and
_____________ hereby accepts such appointment as the exclusive Remarketing Agent to remarket the Debentures (x) of Debenture holders electing to have their Debentures remarketed, or (y) of Type A Security holders who have not early settled the related Purchase Contracts and have failed to notify the Purchase Contract Agent, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle the related Purchase Contracts through Cash Settlement, for settlement on the Purchase Contract Settlement Date, pursuant to the Supplemental Remarketing Agreement attached hereto as Exhibit A, among the Company, FPL Group Capital, the Purchase Contract Agent and the Remarketing Agent (with such changes as the Company, FPL Group Capital, the Purchase Contract Agent and the Remarketing Agent may agree upon, it being understood that changes may be necessary in the representations, warranties, covenants and other provisions of the Supplemental Remarketing Agreement due to changes in law or facts and circumstances) (all such Debentures specified in clauses (x) and (y) above are hereinafter referred to as the "Subject Debentures"). Pursuant to the Supplemental Remarketing Agreement, the Remarketing Agent will agree, subject to the terms and conditions set forth therein, that the Remarketing Agent will use its reasonable efforts to remarket not less than the percentage agreed to in the Supplemental Remarketing Agreement of the Subject Debentures on the Remarketing Date at a price of approximately ___% of the aggregate principal amount of such Subject Debentures plus any accrued and unpaid interest. The Remarketing Agent shall not remarket any Subject Debentures for a price less than ___% of the aggregate principal amount of such Debentures, plus accrued and unpaid interest and shall not be required to purchase any Subject Debentures not successfully remarketed. The proceeds of such remarketing shall be paid to the Collateral Agent in accordance with Section 4.6 of the Pledge Agreement and Section 5.4 of the Purchase Contract Agreement (both of which Sections are incorporated herein by reference). If fewer than all of the Subject Debentures are remarketed in accordance with the terms hereof, a Remarketing shall be deemed to have failed as to all Subject Debentures.

                  Section 3. Fees. With respect to the Remarketing, the Remarketing Agent shall retain as a Remarketing Fee, an amount to be agreed upon by the Company, FPL Group Capital and the Remarketing Agent, not exceeding ___ basis points (.___%) of the aggregate principal amount of the Subject Debentures remarketed from any amount received in connection with such Remarketing in excess of aggregate principal amount of such remarketed Subject Debentures plus any accrued and unpaid interest. In addition, the Reset Agent shall receive from FPL Group Capital a reasonable and customary fee for acting as the Reset Agent (the "Reset Agent Fee"); provided, however, that if the Remarketing Agent shall also act as the Reset Agent, then the Reset Agent shall not be entitled to receive any such Reset Agent Fee. Payment of such Reset Agent Fee shall be made by FPL Group Capital on the third Business Day immediately preceding the Purchase Contract Settlement Date in immediately available funds or, upon the instructions of the Reset Agent, by certified or official bank check or checks or by wire transfer.

                  Section 4. Replacement and Resignation of Remarketing Agent and Reset Agent. (a) The Company and FPL Group Capital may in their absolute discretion replace _____________ as the Remarketing Agent and/or as the Reset Agent in its capacities hereunder by giving notice prior to 3:00 p.m., New York City time, on the eighth Business Day immediately prior to the Purchase Contract Settlement Date. Any such replacement shall become effective upon the Company's and FPL Group Capital's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon providing such notice, the Company and FPL Group Capital shall use all reasonable efforts to appoint such a successor and to enter into a remarketing agreement with such successor as soon as reasonably practicable.

                  (b) _____________ may resign at any time and be discharged from its duties and obligations hereunder as the Remarketing Agent and/or the Reset Agent by giving notice prior to 3:00 p.m., New York City time, on the eighth Business Day immediately prior to the Purchase Contract Settlement Date. Any such resignation shall become effective upon the Company's and FPL Group Capital's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent and/or the Reset Agent. Upon receiving notice from the Remarketing Agent and/or the Reset Agent that it wishes to resign hereunder, the Company and FPL Group Capital shall appoint such a successor and enter into a remarketing agreement with it as soon as reasonably practicable.

                  Section 5. Dealing in the Securities. The Remarketing Agent, when acting hereunder or acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Debentures. With respect to any Debentures owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company or FPL Group Capital as freely as if it did not act in any capacity hereunder.

                  Section 6. Registration Statement and Prospectus. In connection with the Remarketing, if and to the extent required (in the opinion of counsel for either the Remarketing Agent or the Company and FPL Group Capital) by applicable law, regulations or interpretations in effect at the time of such Remarketing, the Company and FPL Group Capital shall use their reasonable efforts to have a registration statement relating to the Subject Debentures effective under the Securities Act of 1933 by the third Business Day immediately preceding the Purchase Contract Settlement Date, shall furnish a current prospectus and/or prospectus supplement to be used in such Remarketing by the Remarketing Agent under the Supplemental Remarketing Agreement.

                  Section 7. Conditions to the Remarketing Agent's Obligations.
(a) The obligations of the Remarketing Agent to remarket and purchase the Subject Debentures, as the case may be, shall be subject to the terms and conditions of the Supplemental Remarketing Agreement.

                  (b) If at any time during the term of this Agreement, any Event of Default (as defined therein) under the Indenture, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture, has occurred and is continuing, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such Event of Default or event has been cured. The Company and FPL Group Capital will cause the Indenture Trustee to give the Remarketing Agent notice of all such Events of Default and events of which the Indenture Trustee is aware.

                  Section 8.  Indemnification.  [To be inserted]

                  Section 9. Termination of Remarketing Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, the Remarketing Agreement shall remain in full force and effect from the date hereof until the first day after the date on which no Debentures are outstanding, or, if earlier, the Business Day immediately following the Purchase Contract Settlement Date, in the case of a __________ Remarketing. Notwithstanding any such termination, the obligations set forth in
Section 3 hereof shall survive and remain in full force and effect until all amounts payable under said Section 3 shall have been paid in full. In addition, the former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits, and subject to the obligations, under Section 8, notwithstanding the replacement or resignation of the Remarketing Agent or Reset Agent.

                  Section 10. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Supplemental Remarketing Agreement.

                  Section 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER,

EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE.

                  Section 12. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Debentures are outstanding.

                  Section 13. Successors and Assigns. The rights and obligations of the Company or FPL Group Capital hereunder may not be assigned or delegated to any other person without the prior written consent of _____________, as the Remarketing Agent, and the Purchase Contract Agent. The rights and obligations of _____________ as the Remarketing Agent or _______________ as the Reset Agent hereunder, may not be assigned or delegated to any other person without the prior written consent of the Company and FPL Group Capital. This Agreement shall inure to the benefit of and be binding upon the Company, FPL Group Capital and _____________ as the Remarketing Agent and _______________ as the Reset Agent, and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Securities merely because of such purchase.

                  Section 14. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.

                  Section 15. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                  Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  Section 17. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto.

                  Section 18. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid or transmitted by facsimile. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company or FPL Group Capital, to FPL Group, Inc., 700 Universe Boulevard,

Juno Beach, Florida 33408, Attention: Treasurer; if to the Remarketing Agent or Reset Agent, ________________________________; and if to the Purchase Contract Agent, ______________________________, or to such other address as any of the above shall specify to the other in writing.

                  IN WITNESS WHEREOF, each of the Company, FPL Group Capital, the Remarketing Agent and the Purchase Contract Agent has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                            FPL GROUP, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FPL GROUP CAPITAL INC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:





CONFIRMED AND ACCEPTED:

------------------------------------------------


By:
   ---------------------------------
         Authorized Signatory


-----------------------------------------------
not individually but solely as Purchase
Contract Agent, trustee and as attorney-in-fact for the holders of the Purchase Contracts


By:
   ----------------------------------
   Name:
   Title:

                                                                    EXHIBIT A TO
                                                           REMARKETING AGREEMENT

                   FORM OF SUPPLEMENTAL REMARKETING AGREEMENT

         This Supplemental Remarketing Agreement supplements a Remarketing Agreement, dated ___________, among the parties hereto (the "Remarketing Agreement"), and the terms hereof together with the terms of the Remarketing Agreement constitute the entire agreement among the parties with respect to the Remarketing of the Subject Debentures named in Schedule I hereto. _______________ (the "Remarketing agent") hereby agrees, subject to the terms and conditions herein set forth or incorporated herein, to use its reasonable efforts to remarket the Subject Debentures as set forth in Schedule I hereto. All such Subject Debentures have been tendered for remarketing by the holders thereof, or are Pledged Debentures of holders of Type A Securities who have not given notice that they intend to settle the Purchase Contracts related to their Type A Securities by a Cash Settlement and have not early settled their Purchase Contracts.

         1. Definitions. Terms defined in the Remarketing Agreement are used herein with the meaning ascribed to them therein. Capitalized terms used and not defined in this Agreement and the Remarketing Agreement shall have the meanings assigned to them in the Purchase Contract Agreement, the Underwriting Agreement and the Indenture, as applicable.

         2. Registration Statement and Prospectus. If required (in the opinion of counsel to either the Remarketing Agent or the Company and FPL Group Capital) by applicable law, the Company and FPL Group Capital have filed with the Securities and Exchange Commission, and there has become effective, a registration statement on Form S-3 (No. 333- _____ and 333-______-01), including a prospectus, relating to the Subject Debentures. Such registration statement, and the documents incorporated by reference therein, as amended to the date of this Agreement, is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as amended or supplemented to the date of this Agreement to relate to the Subject Debentures and to the remarketing of the Subject Debentures and the documents incorporated by reference therein, is hereinafter referred to as the "Prospectus" (including in each case all documents incorporated by reference).

         3.   Provisions Incorporated by Reference.

              (a) Subject to Section 3(b), the following provisions of the Underwriting Agreement shall be incorporated, as applicable, into this Agreement and made applicable to the obligations of the Remarketing Agent, except as explicitly amended hereby:

                  ------------------------

and such provisions are made applicable to the obligations of the Remarketing Agent to the extent applicable, except as such provisions are explicitly amended hereby.

                  If the Remarketing Agent has determined, based on advice of counsel, that applicable law, regulations or interpretations of the Securities and Exchange Commission make it necessary or advisable to deliver a current prospectus or other offering document in connection with this remarketing, the entirety of the Underwriting Agreement (other than Sections ________) shall be incorporated by reference into this Agreement and, to the extent they are relevant to a Remarketing of Subject Debentures, made applicable hereto, except as explicitly amended hereby; provided that (i) the following sentence shall be added at the beginning of section ____: "The Remarketing Agreement, as supplemented by the Supplemental Remarketing Agreement, constitutes a valid and binding agreement of the Company and FPL Capital Group" and (ii) ___________.

                  (b) To the extent the Underwriting Agreement is applicable hereto, references therein to (i) the "Underwriter" or "Underwriters" or the "Representative" or "Representatives", as the case may be, shall be deemed to refer to the Remarketing Agent; (ii) "Securities" shall be deemed to refer to the Subject Debentures; (iii) "this Agreement" shall be deemed to refer to the Remarketing Agreement as supplemented by this Agreement, (iv) "the date hereof" shall be deemed to refer to the third Business Day preceding the Purchase Contract Settlement Date, and (v) "Closing Date" shall be deemed to refer to the Remarketing Closing Date specified in Schedule I hereto (the "Remarketing Closing Date"). To the extent the provisions of such Underwriting Agreement refer to the "Prospectus" or the "Registration Statement," such reference shall be deemed to (i) refer to any prospectus or registration statement, or other offering document, that the Company and FPL Group Capital is required to prepare or file with respect to the Subject Debentures pursuant to applicable law, regulations or interpretations of the Securities and Exchange Commission in effect at the time of the Remarketing of such Subject Debentures, including all documents incorporated by reference therein and (ii) refer to each such document as amended or supplemented to the third Business Day preceding the Remarketing Date. The term "Incorporated Documents" in such Underwriting Agreement shall be deemed to include those filed and incorporated through the date hereof and _______. References to issuance and/or sale of Debentures shall be deemed to refer to Remarketing of the Subject Debentures. References in Section ___ to information furnished by the Underwriters shall be deemed to refer to information provided by the Remarketing Agent for use in the Registration Statement and Prospectus.

         4. Purchase and Sale; Remarketing Fee. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth or incorporated herein, the Remarketing Agent agrees to use its reasonable efforts to remarket, and to purchase from the registered holder or holders thereof in the manner specified in Section 5 hereof, the principal amount of the Subject Debentures set forth in Schedule I hereto at a purchase price not less than ___% of the aggregate principal amount of such Debentures, plus any accrued and unpaid interest thereon. In connection therewith under the terms of the Debentures, the registered holder or holders thereof have agreed, in the manner specified in Section 5 hereof, to pay to the Remarketing Agent a Remarketing Fee equal to an amount determined by agreement of the Company, FPL Group Capital and the Remarketing Agent, which shall not exceed ___ basis points (.___%) of the aggregate principal amount of the remarketed Debentures, from any amount received from such Remarketing in excess of the aggregate principal amount of such remarketed Debentures plus any accrued and unpaid interest. If fewer than all of the Subject Debentures are remarketed in accordance with the terms hereof, the Remarketing shall be deemed to have failed as to all Subject Debentures.

         5. Delivery and Payment. Delivery of payment for the remarketed Subject Debentures and payment of the Remarketing Fee shall be made on the Remarketing Closing Date (as defined in Schedule I hereto) at the location and time specified in Schedule I hereto (or such later date not later than five Business Days after such date as the Remarketing Agent shall designate), which date and time may be postponed by agreement among the Remarketing Agent, the Company, FPL Group Capital and the registered holder or holders thereof. Delivery of the Subject Debentures to be remarketed shall be made by the Collateral Agent to the Remarketing Agent on ___________. Upon a successful Remarketing, the Remarketing Agent may deduct the Remarketing Fee from any amount of such Remarketing proceeds in excess of ________ plus accrued and unpaid interest, if any, or if the remarketed Debentures are represented by a Global Security, payment of the Remarketing Fee may be made by any method of transfer agreed upon by the Remarketing Agent and the Depositary for the Debentures under the Indenture.

         If the Debentures are not represented by a Global Security, certificates for the Debentures shall be registered in such names and denominations as the Remarketing Agent may request, and the Company agrees to have such certificates available for inspection, packaging and checking by the Remarketing Agent in New York, New York not later than 1:00 p.m. on the Business Day prior to the Remarketing Closing Date.

         6. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid or transmitted by facsimile. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company or FPL Group Capital, to FPL Group, Inc., 700 Universe Boulevard, Juno Beach Florida 33408,
Attention: ________; if to the Remarketing Agent or Reset Agent, to _________________________; and if to the Purchase Contract Agent, to
_________________________, or to such other address as any of the above shall specify to the other in writing.

         7. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, FPL Group Capital and the Remarketing Agent.

                                            Very truly yours,

                                            FPL GROUP, INC.


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

                                            FPL GROUP CAPITAL INC


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:



CONFIRMED AND ACCEPTED:

------------------------------------------


By:
   ---------------------------------------
         Authorized Signatory


----------------------------------
not individually but solely as Purchase
Contract Agent and as attorney-in-fact
for the holders of the Purchase Contracts


By:
   ---------------------------------------
   Name:
   Title:

                                                                     SCHEDULE I

Title of Subject Debentures:  ___ Debentures, Series due ____


Principal Amount of Supplemental Debentures:  $


Underwriting Agreement, dated as of _______ _, __, between the Company, FPL Group Capital and _______________________________________


Remarketing Fee: _____ %  ($_____)


Remarketing Closing Date, Time and Location:  _______________________